Exhibit 10.2

AGREEMENT TO AMEND EMPLOYMENT AGREEMENT

WHEREAS, Activision, Inc. (the “Company”) and Brian G. Kelly (the “Executive”) have previously entered into an Amended and Restated Employment Agreement, dated as of May 22, 2000 (as amended, the “Employment Agreement”);

WHEREAS, the Company has from time to time granted to the Executive options to acquire shares of its common stock (the “Options”);

WHEREAS, Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) may impose adverse consequences on the Executive with respect to certain provisions of the Employment Agreement and the Options; and

WHEREAS,  the Company and the Executive desire to amend the Employment Agreement and the Options in order to comply with the applicable requirements of Section 409A, thereby avoiding such adverse consequences.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.                                       Sections 10(b)(i) and 10(b)(ii) of the Employment Agreement are each amended by deleting the phrase “(as adjusted pursuant to Section 10(b)(iv))”.

2.                                       Section 10(b) of the Employment Agreement is amended by deleting Sections 10(b)(iv) and 10(b)(v) and each Option is amended by deleting all references therein to such sections or comparable provision contained therein.

3.                                       The parties acknowledge and agree that (1) Section 10(b)(iv) of the Employment Agreement was a material term thereof and a material inducement for the Executive to enter into the Employment Agreement and (2) the parties have agreed to delete such Section because they have been advised by counsel that such provision could cause adverse tax consequences under Section 409A of the Code if it is not deleted prior to December 31, 2006.  Accordingly, the parties agree to negotiate in good faith to promptly develop an amendment to the Employment Agreement to provide benefits reasonably comparable to those provided in Section 10(b)(iv) in a manner that satisfies the requirements of Section 409A of the Code.

4.                                       Except as specifically set forth herein, the Employment Agreement shall remain in full force and effect in accordance with its terms.

5.                                       This Amendment may be executed in counterparts, each of which shall be deemed an original.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on this       day of December, 2006.

ACTIVISION, INC.

By:
Name:
Title:

Brian G. Kelly